Exhibit 99.1

Company contact: Elaine Zhao Asia Carbon Industries, Inc. Phone +1-626-386-8062

Asia Carbon Industries, Inc. Announces its Appointment

of New Chief Financial Officer

New York, New York – April 29, 2013 – Asia Carbon Industries, Inc. (“Asia Carbon”, or the “Company”) whose shares trade on the U.S. OTC Markets under the stock symbol “ACRB”, today announced its appointment of Ms. Elaine Zhao, as its new chief financial officer, effective April 16, 2013.

Ms. Zhao brings over 15 years of professional expertise in auditing, financial and general management through her past experience. In 2005, Ms. Zhao founded ELZ Accountancy Corp., a Los Angeles based accounting and financial advisory firm, and she has served as its president since that time. In her work with ELZ, Ms. Zhao has served clients including privately owned and publicly traded company in various industries and has worked with banks in financing small businesses. Ms. Zhao has held Registered Investment Advisor Representative and Registered General Securities Representative at a national brokerage firm since October 2002. From July 2007 to June 2010, Ms. Zhao served as chief financial officer for Biostar Pharmaceuticals, Inc., a public company with its securities trading on NASDAQ. From October 2000 to October 2005, Ms. Zhao worked as accountant and auditor at Liang & Company Accountancy Corp. in Los Angeles.  Ms. Zhao currently also serves as chief financial officer for China Power Equipment, Inc., a public company with its securities trading on OTC Markets (OTCQB: CPQQ).  She holds a Master of Science in Finance from the Kelley School of Business at Indiana University and is a Certified Public Accountant.

 “We are delighted to have Ms. Zhao join Asia Carbon as our chief financial officer.  We are committed to building our management team,” said Ms. Guoyun Yao, CEO and Chairman of the Company, “I am confident Ms. Zhao will be a great addition to us.”  The Company thanked Mr. Xiaolong Zhou, its former CFO’s contribution during his tenure with the Company.

About Asia Carbon Industries, Inc.

Asia Carbon Industries Inc. is an emerging, China-based producer of a series of high quality carbon black products under the brand name “Great Double Star.” The Company was established in 2003 in Shanxi, China’s highest coal producing province. Asia Carbon is one of the top ten carbon black producers in the province and has established relationships with a high-profile customer base. The Company went public in 2010 through a registration statement filed with the Securities and Exchange Commission (SEC) on Form S-1 which was declared effective by the SEC on October 26, 2010, and is currently in the process of expanding its manufacturing capacity to meet the anticipated demand.

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the SEC. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based, except as required by applicable laws, regulations and rules.